ADMINISTRATION AGREEMENT

            Agreement dated as of March 14, 2005 by and among State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), the Value Line Funds listed on Schedule A (each, a "Fund" and collectively, the "Funds") and Value Line, Inc. (the "Adviser").

            WHEREAS, each Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), offering shares in one or more portfolios listed on Schedule A (each such portfolio shall be included, as applicable, in the terms "Fund" or "Funds" as used herein);

            WHEREAS, the Funds desire to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth; and

            WHEREAS, the Adviser serves as the investment adviser to each Fund and desires to enter into this Agreement for the limited purposes set forth in Sections 5, 6, 7 and 13(d).

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.    APPOINTMENT OF ADMINISTRATOR

            The Funds hereby appoint the Administrator to perform the services described herein with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

            In the event that the Funds wish to retain the Administrator to act as administrator hereunder with respect to additional portfolios or funds ("Additional Funds") hereinafter established by the Funds or by other management investment companies that are advised by the Adviser, the Administrator shall be notified in writing. Upon written acceptance by the Administrator, such Additional Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds) may be modified with respect to each Additional Fund in writing by the Additional Fund and the Administrator prior to the time of the addition of the Additional Fund.

2.    DELIVERY OF DOCUMENTS

            Each Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

            a. The Fund's Articles of Incorporation or Declaration of Trust, as applicable, and by-laws;

            b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all portfolios and all amendments and supplements thereto as in effect from time to time;

            c. Certified copies of the resolutions of the Board of Directors/Trustees of the Fund (the "Board") authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

            d. A copy of the investment advisory agreement between the Fund and the Adviser; and

            e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.    REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

            The Administrator represents and warrants to each Fund that:

            a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

            b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

            e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.


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

4.    REPRESENTATIONS AND WARRANTIES OF EACH FUND

            Each Fund severally represents and warrants to the Administrator that:

            a. It is either a corporation or business trust, duly organized, existing and in good standing under the laws of its state of formation;

            b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d.    It is an investment company properly registered under the 1940
                  Act;

            e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. Each Fund also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it;

            h. As of the close of business on the date of this Agreement, each Fund is authorized to issue shares of beneficial interest or capital stock, as applicable, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.;

            i. Any person designated as an Authorized Person (as defined below) has the corporate power and authority to act on behalf of, and represent the interest of, each of the Funds.

5.    REPRESENTATIONS AND WARRANTIES OF THE ADVISER

            The Adviser represents and warrants to the Administrator that:

            a. It is a corporation duly organized, existing and in good standing under the laws of its state of formation;

            b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Adviser's ability to perform its duties and obligations under this Agreement;

            e. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Adviser or any Fund or any law or regulation applicable to them; and

            f. Any 2 persons designated as an Authorized Person (as defined below) has the corporate power and authority to act on behalf of, and represent the interest of, the Adviser.

6.    ADMINISTRATION SERVICES

            The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the respective Funds and the review and comment by such Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Funds, as approved by the President of the Funds or her designee as set forth on Schedule B to this Agreement, as may be amended from time to time (each, an "Authorized Person"), and the Administrator:

      a. Prepare for review and approval by officers of the Fund the Fund's financial information contained within the Fund's semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

      b. Coordinate the audit of the Fund's financial statements by the Fund's independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

      c. Prepare for review by an officer of the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR (and, after receiving written signed approval from an Authorized Person, file Form N-SAR with the SEC) and prepare financial information required by Form N-1A, Form N-CSR and such other reports, forms or filings as may be mutually agreed upon. Except for the preparation and filing of Form N-SAR for the Fund, the Administrator is not responsible for preparing or filing any other regulatory filings for the Fund, including, without limitation, Form N-CSR, Form N-Q, Form N-PX, Form N-1A, Rule 24f-2 notices and Rule 17g-1 filings;


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

      d. Prepare for review by an officer of the Fund annual fund expense budgets, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Fund's expenses, review calculations of fees paid to the Fund's investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain written signed approval from an Authorized Person of accrual changes and expense payments;

      e. Provide periodic testing of portfolios with respect to compliance with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and the Fund's prospectus limitations as may be mutually agreed upon, including quarterly compliance reporting to the Fund's officers as well as preparation of Board compliance materials;

      f. Prepare and furnish total return performance information, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management;

      g.    Prepare and disseminate vendor survey information;

      h. Prepare financial data for Rule 24f-2 notices, including coordination of payment;

      i. Provide on a periodic basis information to the Fund's Chief Compliance Officer regarding State Street's compliance with its Compliance Program;

      j. Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by State Street, for filings by a Fund with a fiscal period ending on or after March 31, 2005;

      k. Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

      l. Consult with the Fund's officers, independent accountants, legal counsel, custodian, fund accountant, distributor, and transfer agent in establishing the accounting policies of the Fund; and

      m. Provide periodic certifications and reasonable documentation to the Chief Compliance Officer of the Fund in connection with Rule 38a-1 of the 1940 Act.

The Administrator shall perform such other services for the Fund that are mutually agreed to by the parties from time to time, for which the Fund and/or the Adviser will pay such fees as may be mutually agreed upon and approved per the written signed approval of an Authorized Person, including the Administrator's reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

7.    FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Administrator shall receive from the Funds and/or the Adviser such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. Each Fund shall be liable severally, and not jointly, for its respective share of the amount of compensation due to the Administrator, and the Adviser shall be jointly liable with each Fund for the amount of compensation and expenses due to the Administrator with respect to such Fund. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Funds and/or the Adviser shall reimburse the Administrator for its reasonable out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

            The Funds agree promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Funds with the written signed approval of an Authorized Person through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Funds' behalf at the Funds' request or with the written signed approval of an Authorized Person.

            Each Fund and/or the Adviser will bear all expenses that are incurred in operation of such Fund and not specifically assumed by the Administrator. Expenses to be borne by the Funds and/or the Adviser, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of a Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by a Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Funds' tax returns, Form N-1A or N-2 , Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

      The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Funds for the acts and omissions of any such person or persons as it is for its own acts and omissions.

8.    INSTRUCTIONS

            At any time, the Administrator may apply to an Authorized Person for written signed instructions and may consult with its own legal counsel at its own cost or, with the prior written signed approval of an Authorized Person, outside counsel for the Funds or the independent accountants for the Funds at the expense of the Funds, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Funds, for any action taken or omitted by it in good faith in reliance upon any such written signed instructions or upon any paper or document signed by an Authorized Person. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Funds. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such written signed instructions, or to act in accordance with such written signed instructions when received.

9.    LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 7, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Funds insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reliance upon records that were maintained for the Funds by entities other than the Administrator prior to the Administrator's appointment as administrator for the Funds. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Funds under this Agreement regardless of the form of action or legal theory shall be limited to the lesser of: (1) four (4) times its total annual compensation earned with respect to the Funds and fees payable hereunder during the preceding Compensation Period, as defined herein, or (2) $3,000,000, for any liability or loss suffered by the Funds including, but not limited to, any liability relating to qualification of the Funds as a regulated investment company or any liability relating to the Funds' compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2005 shall be the date of this Agreement through December 31, 2005 on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2006 and terminating on December 31, 2006 shall be January 1, 2006 through December 31, 2006.

            The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

            Each Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any written signed instructions of an Authorized Person, or upon reasonable reliance on information or records given or made by the Funds or their Adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

            The indemnification contained herein shall survive the termination of this Agreement.


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

10.   CONFIDENTIALITY

            The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, or the Administrator is advised by counsel that it may incur liability for failure to make a disclosure, it will keep confidential all records and information in its possession relating to the Funds or their shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written signed approval of an Authorized Person. If the Administrator receives a subpoena to disclose any of the records or information relating to a Fund, the Administrator shall notify the applicable Fund as provided in Section 14 (Notices and Other Written Communications) below so that the Fund may, if it deems appropriate, seek a protective order, quash such request or waive compliance with the provisions of this Section 10; provided, however, the foregoing shall not apply if the subpoena by its terms prohibits such disclosure to the Fund or any delay. In the event that any relief sought by the Fund is not obtained by the Fund in a timely manner, the Administrator will furnish only that portion of the records and information that it is advised by legal counsel to the Administrator necessary to respond to the request.

11.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Funds assume full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Funds shall at all times remain the property of the respective Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise per written signed instructions of an Authorized Person. The Administrator further agrees that all records which it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

12.   SERVICES NOT EXCLUSIVE

            The services of the Administrator to the Funds are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Funds from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of the Funds.

13.   TERM, TERMINATION AND AMENDMENT

            (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect for a period of two years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term.

            (b) During the initial term, this Agreement may be terminated only (i) by provision of a notice of nonrenewal as set forth above, (ii) by mutual agreement of the parties, (iii) for "cause," as defined below; or (iv) by the Funds, after written notice to the Administrator that a new rule or regulation has been issued by a federal regulator which may materially impact the Funds for which the Funds desire the Administrator to perform administration services hereunder, and the Administrator has been provided an opportunity to negotiate in good faith with the Funds to provide such services, and the Administrator and the Funds have not reached an agreement within thirty (30) days prior to the compliance date of such new rule or regulation.

                  For purposes of this Agreement, "cause" shall mean (a) a material breach (including non-payment of fees or expenses by the Funds and/or the Adviser) of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

            (c) Either party may terminate this Agreement at any time after the initial term upon at least ninety (90) days' prior written notice to the other party or by mutual agreement of the parties. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund.

            (d) Upon termination of this Agreement, the Funds and/or the Adviser shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable and fully documented and agreed upon by an Authorized Person out-of-pocket expenses associated with such termination.

            (e) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.   NOTICES AND OTHER WRITTEN COMMUNICATIONS

            Any notice or other written communication (including, without limitation, any written signed consent, written signed instructions or written signed approval) authorized, required or contemplated by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Funds: Chief Executive Officer, Value Line, Inc., 220 East 42nd Street, New York, NY 10017, fax 212-682-5571; Copy to: Legal Department, Value Line, Inc., 220 East 42nd Street, New York, NY 10017, fax: 212-682-5779; if to the Administrator (with respect to any notice or other communication pursuant to Sections 6 and 7 of this Agreement): State Street Bank and Trust Company, One Federal Street, 8th Floor, Boston, MA 02206-5049, Attn: Fund Administration (Value Line), fax: 617-662-3807; to the Administrator (with respect to any notices or other communication under all other Sections of this Agreement, including a copy of any notices provided pursuant to Sections 6 and 7 of this Agreement): State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

15.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

16.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Funds and the Administrator and their respective successors and permitted assigns.

17.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


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

19.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

21.   REPRODUCTION OF DOCUMENTS

            This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.   COUNTERPARTS

            This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                         (See Next Page for Signatures)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


The Value Line Fund, Inc.                      VALUE LINE, INC.
Value Line Asset Allocation Fund, Inc.         (only with respect to Sections
The Value Line Cash Fund, Inc.                 5, 6, 7 and 13(d) of the
Value Line Centurion Fund, Inc.                Agreement)
Value Line Convertible Fund, Inc.
Value Line Emerging Opportunities Fund, Inc.
Value Line Income & Growth Fund, Inc.          By: /s/ Jean Bernhard Buttner
Value Line Leveraged Growth Investors, Inc.        -----------------------------
Value Line New York Tax Exempt Trust               Jean Bernhard Buttner
The Value Line Special Situations Fund, Inc.       Chief Executive Officer
Value Line Strategic Asset Management Trust
The Value Line Tax Exempt Fund, Inc.
Value Line US Government Securities Fund, Inc.
Value Line Aggressive Income Trust

                                               STATE STREET BANK AND TRUST
                                               COMPANY
By: /s/ Jean Bernhard Buttner
    -----------------------------
    Jean Bernhard Buttner
    President                                  By: /s/ Gary L. French
                                                   -----------------------------
                                               Name: Gary L. French
                                               Title: Senior Vice President

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A
               Listing of Funds/Portfolios and Authorized Shares



            Fund                               Authorized Shares

The Value Line Fund, Inc.
Value Line Asset Allocation Fund, Inc.
The Value Line Cash Fund, Inc.
Value Line Centurion Fund, Inc.
Value Line Convertible Fund, Inc.
Value Line Emerging Opportunities Fund, Inc.
Value Line Income & Growth Fund, Inc.
Value Line Leveraged Growth Investors, Inc.
Value Line New York Tax Exempt Trust
The Value Line Special Situations Fund, Inc.
Value Line Strategic Asset Management Trust
The Value Line Tax Exempt Fund, Inc.
      -     The National Bond Portfolio
      -     The Money Market Portfolio
Value Line US Government Securities Fund, Inc.
Value Line Aggressive Income Trust

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE B

       INITIAL DESIGNATION BY THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated as of March 14, 2005

      The undersigned, Jean Bernhard Buttner, as President of the Value Line Funds and as Chief Executive Officer of the Adviser, names any 2 of the following, Howard Brecher and David Henigson, Vice Presidents of the Adviser, and Sherwood Larkin, whose signature appears below, as her "designees" and as an Authorized Person (as defined in the Agreement).

               /s/ Jean B. Buttner                 /s/ David Henigson
               -----------------------------       -----------------------------
               Jean B. Buttner                     David Henigson

               /s/ Howard Brecher                  /s/ Sherwood Larkin
               -----------------------------       -----------------------------
               Howard Brecher                      Sherwood Larkin

IN WITNESS WHEREOF, the undersigned has caused this Schedule B to the Administration Agreement to be executed as of the dates written above.

The Value Line Fund, Inc.                      VALUE LINE, INC.
Value Line Asset Allocation Fund, Inc.
The Value Line Cash Fund, Inc.
Value Line Centurion Fund, Inc.                By: /s/ Jean Bernhard Buttner
Value Line Convertible Fund, Inc.                  -----------------------------
Value Line Emerging Opportunities Fund, Inc.       Jean Bernhard Buttner
Value Line Income & Growth Fund, Inc.              Chief Executive Officer
Value Line Leveraged Growth Investors, Inc.
Value Line New York Tax Exempt Trust
The Value Line Special Situations Fund, Inc.
Value Line Strategic Asset Management Trust
The Value Line Tax Exempt Fund, Inc.
Value Line US Government Securities Fund, Inc.
Value Line Aggressive Income Trust

By: /s/ Jean Bernhard Buttner
    -----------------------------
    Jean Bernhard Buttner
    President


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